Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 92	Trade Date: 3/29/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 4/1/2004

The date of this Pricing Supplement is March 29, 2004

CUSIP or Common Code:	41013MR93	41013MS27	41013MS35	41013MS43	41013MS50
Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%
Proceeds to Issuer:	$1,407,150.00	$699,360.00	$1,698,840.00	$775,982.00	$1,895,092.00
Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%
Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%
Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%
Maturity Date:	4/15/2007	4/15/2008	4/15/2009	4/15/2012	4/15/2012
Stated Annual Interest Rate:	2.150%	2.600%	3.000%	3.800%	Step: 2.600% through 4/14/2006, and 5.250% thereafter (unless called)
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly
First Payment Date:	5/15/2004	5/15/2004	5/15/2004	5/15/2004	5/15/2004
Additional Amounts:	N/A	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	No	No	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	4/15/2006 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 92	Trade Date: 3/29/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 4/1/2004

The date of this Pricing Supplement is March 29, 2004

CUSIP or Common Code:	41013MS68	41013MS84	41013MS92	41013MT26
Price to Public:	100.000%	100.000%	100.000%	100.000%
Proceeds to Issuer:	$603,805.00	$1,503,225.00	$3,574,060.00	$6,383,325.00
Discounts and Commissions:	1.500%	1.750%	2.000%	2.500%
Reallowance:	0.200%	0.275%	0.350%	0.350%
Dealer:	98.800%	98.600%	98.350%	97.850%
Maturity Date:	4/15/2014	4/15/2016	4/15/2019	4/15/2029
Stated Annual Interest Rate:	4.250%	4.800%	5.050%	5.300%
Interest Payment Frequency:	Semi	Semi	Semi	Semi
First Payment Date:	10/15/2004	10/15/2004	10/15/2004	10/15/2004
Additional Amounts:	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes
Callable by Issuer:	No	Yes	Yes	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	10/15/2006 Callable one time only at 100% on call date above with 30 days notice.	4/15/2007 Callable one time only at 100% on call date above with 30 days notice.	4/15/2009 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[2]:	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders—Original Issue Discount Notes” in the Prospectus.